As filed with the Securities and Exchange Commission on July 23 , 2009
Registration Number 333 -160163

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
___________________

Amendment No. 1 to
FORM S-3

REGISTRATION STATEMENT UNDER
 THE SECURITIES ACT OF 1933

ADVANCED BATTERY TECHNOLOGIES, INC. (Exact name of registrant as specified in its charter)

Delaware	22-2497491
(State or Other Jurisdiction of incorporation or organization)	(I.R.S. Employer I.D. No.)

ZHIGUO FU, CHAIRMAN
Advanced Battery Technologies, Inc.
15 West 39th Street, Suite 14A
New York, NY 10018
(212) 391-2752

(Address and telephone number of Registrant’s principal executive offices and name of agent for service of process.)
_________________________________

Copy to

ROBERT BRANTL, ESQ.
52 Mulligan Lane
Irvington, NY 10533
Attorney for Issuer
(914) 693-3026
(914) 693-1807 (fax)
_________________________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by the selling shareholders.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following   box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. 

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One)

Large accelerated filer 	Accelerated filer ☒
Non-accelerated filer 	Small reporting company 

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(1)
Common Stock, $0.001 par value	12,068,433	$3.58½	$43,265,332.31	$2,414.21

(1)
The proposed offering price is estimated solely for the purpose of calculating the registration fee.  Pursuant to Rule 457(c), a registration fee of $2,414.21 for the registration of 12,068,433 shares is being paid with this filing, based upon $3.58½, which is the average of the high and low sales prices of the Registrant’s Common Stock on the NASDAQ Capital Market on June 22, 2009.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated July 23 , 2009

PRELIMINARY PROSPECTUS

Advanced Battery Technologies, Inc.
Common Stock
12,068,433 Shares

This prospectus relates to the offering of 12,068,433 shares of our common stock by the five selling shareholders identified in this prospectus.  Four of the selling shareholders may acquire 4,388,522 of the shares by converting Series E or Series F 0% Convertible Preferred Stock that they acquired from us in private placements completed in June, 2009.  The selling shareholders may acquire the remaining 7,679,911 shares upon exercise of common stock purchase warrants that they acquired from us in that private placement.

Our common stock is currently traded on the NASDAQ Capital Market under the trading symbol “ABAT.”  On July 22 , 2009 the last reported sale price for our common stock was $3.98 .

The selling shareholders may sell all or a portion of the shares offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents.  The shares may be sold at fixed prices, at prevailing market prices at the time of sale, at negotiated prices, or by any combination of the foregoing.  We will not receive any proceeds from the resales.

Purchase of our common stock involves substantial risk.  Prior to making a decision about investing in our common stock, please review the section entitled “Risk Factors,” which begins on page 5 of this prospectus, and the section entitled “Risk Factors,” which begins on page 6 of our Annual Report on Form 10-K/A, as filed with the Securities and Exchange Commission on April 24, 2009.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is July      , 2009

SUMMARY

The Securities and Exchange Commission (the “SEC”) allows us to incorporate by reference certain information contained in the documents that we file with the SEC.  This means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus.  The information that we file later with the SEC will automatically update this information.  You should read this entire prospectus as well as the other information and documents incorporated into this prospectus by reference, including our financial statements and related notes.

As used in this prospectus, the terms “we,” “our” and “us” refers to Advanced Battery Technologies, Inc. and its subsidiaries.  The term “selling shareholders” refers to the shareholders listed herein under “Selling Shareholders” beginning on page 6.

Advanced Battery Technologies, Inc.

Advanced Battery Technologies, Inc., through its subsidiary Harbin ZhongQiang Power Tech Co., Ltd., designs, manufactures and markets rechargeable polymer lithium-ion (“PLI”) batteries.  PLI batteries produce a relatively high average of 3.8 volts per cell, which makes them attractive in terms of both weight and volume.  Additionally, they can be manufactured in very thin configurations and with large footprints.  PLI cells can be configured in almost any prismatic shape, and can be made thinner than 0.0195 inches (0.5 mm) to fill virtually any shape efficiently.  Our products include rechargeable PLI batteries for electric automobiles, motorcycles, mine-use lamps, notebook computers, walkie-talkies and other electronic devices.

In May 2009 Advanced Battery Technologies acquired 100% ownership of Wuxi ZhongQiang Autocycle Co., Ltd, which develops and manufactures various types of electric vehicles. Wuxi ZhongQiang owns three types of products listed in the E-Bike directory, with more than 20 varieties: electric bikes; agricultural transport vehicles for practical transportation; sport utility e-vehicles such as scooters, off-road vehicles, go-karts, snow scooters, sea scooters, as well as underwater propeller vehicles. Wuxi ZhongQiang products are exported to countries and regions in Europe, the United States and Asia.

Our U.S. offices are located at 15 West 39th Street, Suite 14A, New York, NY 10018; telephone:  212-391-2752.  Our executive offices and battery manufacturing facilities are located at No. 1 Weiyou Road, Economic & Technology Development Road, Shuangcheng, Heilongjiang 160100, The People’s Republic of China; telephone:  86-451-5311-7055.  We maintain an Internet website at www.abat.com.cn.  Information contained in or accessible through our website does not constitute part of this prospectus.

THE OFFERING

Issuer	Advanced Battery Technologies, Inc.

Common Stock offered by selling shareholders	12,068,433 shares, including:
	•	4,388,522 shares issuable upon conversion of Series E or Series F 0% Convertible Preferred Stock
	•	2,194,260 shares issuable upon exercise of Series A Warrants at $4.92 per share.
	•	2,638,520 shares issuable upon exercise of Series B Warrants at $3.79 per share.
	•	1,750,000 shares issuable upon exercise of Series B Warrants at $4.00 per share.
	•	1.097,131 shares issuable upon exercise of Series C Warrants at $5.68 per share

Common Stock Outstanding as of July 22 , 2009	57,821,477 shares

Use of Proceeds	We will not receive any cash proceeds from the sale of the shares covered by this prospectus. The selling shareholders will receive the proceeds from the sale of the shares.

NASDAQ Capital Market Symbol	ABAT

The selling stockholders may sell the shares of our common stock subject to this prospectus from time to time and may also decide not to sell all the shares they are allowed to sell under this prospectus. The selling stockholders will act independently in making decisions with respect to the timing, manner and size of each sale. Furthermore, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

RISK FACTORS

Investing in our common stock involves a substantial degree of risk.  In addition to the other information in this prospectus, you should carefully consider the risks described below and in our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2008, as filed with the SEC on April 24, 2009, in the section entitled “Risk Factors,” which is incorporated by reference herein, and as updated in any future filings we make with the SEC that are incorporated by reference herein. If any of such risks actually occur, our business could be materially harmed, and our financial condition and results of operations could be materially and adversely affected. As a result, the trading price of our common stock could decline, and you might lose all of your investment. The risks and uncertainties described below and in our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2008 are not the only ones facing us. Additional risks and uncertainties, not presently known to us, or that we currently see as immaterial, may also harm our business. If any of these additional risks and uncertainties occurs, the trading price of our common stock could decline, and you might lose all or part of your investment.

The sale of shares by the selling shareholders may depress our stock price.

In August 2008 we sold 5,058,834 shares of our common stock for a price of $4.25 per share.  In connection with that sale, we issued 2,529,416 five-year warrants to purchase our common stock for $5.51 per share.

During June 2009 four of the investors in our 2008 offering purchased additional derivative securities from us, including 2,194,260 5½ year warrants to purchase our common stock for $4.92 per share, 2,638,520 six month warrants to purchase our common stock for $3.79 per share, 1,750,000 six month warrants to purchase our common stock for $4.00, and 1,097,131 5½ year warrants to purchase our common stock for $5.68 per share.  A total of 12,068,433 common shares issuable on conversion of preferred stock sold in the offering or subject to the warrants is included in the prospectus, and may be resold by the selling shareholders into the public market.  The sale of a substantial number of those shares could have the effect of depressing the market price for our common stock.  Moreover, the prospect that those shares could be sold may have a depressing effect on our stock price.

If we use the proceeds of our recent private placements ineffectively, we will find it difficult to obtain additional capital when we need it.

In August 2008 we completed a private placement of common stock accompanied by common stock purchase warrants.  The net proceeds of the offering were approximately $20.3 million.  We have been using the net proceeds primarily to expand our manufacturing capacity and for working capital.  In June 2009 we completed two additional private placements, these of convertible preferred stock and common stock purchase warrants.  The net proceeds of the June offerings were approximately $16 million.  We intend to use the net proceeds primarily to fund the expansion of our recently acquired subsidiary, Wuxi ZhongQiang AutoCycle Co., Ltd.

Prior to these offerings, our Chairman had personally funded the development of the business of Advanced Battery Technologies and its subsidiaries.  Our management, therefore, has not previously utilized funds obtained from the capital markets in the implementation of our business plan.  If we do not use the funds efficiently and effectively, the goals of our business plan will not be achieved.  In that event, it is likely that we would have to seek additional funds by placing equity or debt with investors.  A lack of success in utilizing the proceeds of our recent offerings could make it difficult for us to persuade investors to provide us additional funds.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain certain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements concern our financial condition, results of operations and business. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “could,” “would,” “will,” “may,” “can,” “continue,” “potential,” “should,” and the negative of these terms or other comparable terminology often identify forward-looking statements. Statements in this prospectus and the other documents incorporated by reference that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act. These forward-looking statements are not guarantees of future performance, and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements.  These risks and uncertainties include the risks discussed in this prospectus, in our Annual Report on Form 10-K/A for fiscal year ended December 31, 2008 in Section 1A entitled “Risk Factors,” and the risks that will be disclosed from time to time in our future SEC reports. Many of the important factors that will determine these results are beyond our ability to control or predict. You are cautioned not to put undue reliance on any forward-looking statements, which speak only as of the date of this prospectus or, in the case of documents incorporated by reference, as of the date of such documents. Except as otherwise required by law, we do not assume any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

The net proceeds from the sale of the common stock covered by this prospectus will be received by the selling shareholders.  We will not receive any proceeds from the sale of the shares.

SELLING SHAREHOLDERS

In connection with the securities offering that we closed in June 2009, we entered into a registration rights agreement with the selling shareholders, under which we agreed that we would, at our expense, file with the SEC a registration statement for the resale of the shares that the selling shareholders may acquire upon conversion of their preferred stock or exercise of the warrants.

The table below lists the selling shareholders and information regarding the beneficial ownership of our common stock by each selling shareholder.   All of the selling shareholders acquired derivative securities issued by Advanced Battery Technologies in connection with private offerings by Advanced Battery Technologies that were completed in June 2009.   The derivative securities issued in those offerings consisted of:

Series E Preferred Stock	Series E 0% Convertible Preferred Stock, which is convertible into common shares at a rate of $3.79 per share.
Series F Preferred Stock	Series F 0% Convertible Preferred Stock, which is convertible into common shares at a rate of $4.00 per share.
Series A Warrants
Series A Common Stock Purchase Warrants, which permit the holder to purchase shares of common stock for $4.92 per share at any time prior to November 27, 2014 (with respect to 1,187,334 shares) or December 12, 2014 (with respect to 875,000 shares).

Series B Warrants
Series B Common Stock Purchase Warrants, which permit the holder to purchase 2,638,520 shares of common stock for $3.79 per share at any time prior to November 27, 2009 and 1,750,000 shares of common stock for $4.00 per share any time prior to December 9, 2009.  If, however, 30 days prior to those termination dates, there is no effective registration statement permitting public sale of the underlying common shares or the authorized common stock is insufficient to permit exercise of the Warrants, then the Series B Warrants will expire 30 days after those situations are remedied.    Advanced Battery Technologies can force the holders to exercise the Series B Warrants under certain circumstances.

Series C Warrants
Series C Common Stock Purchase Warrants, which permit the holder to purchase shares of common stock for $5.68 per share at any time prior to November 27, 2014 (with respect to 659,630 shares) or December 12, 2014 (with respect to 437,501 shares).  The holder may not exercise the Series C Warrants, however, unless the holder has exercised Series B Warrants for 400% of the shares to be purchased on exercise of the Series C Warrants.

Under the terms of the convertible Series E Preferred Stock and the warrants, a selling shareholder may not convert the Series E Preferred Stock or exercise the warrants to the extent such conversion or exercise would cause such selling shareholder, together with its affiliates, to beneficially own a number of common shares which would exceed 4.99% of our then outstanding common shares following such conversion or exercise, excluding for purposes of such determination common shares issuable upon conversion of the Series E Preferred Stock which have not been converted and upon exercise of the warrants which have not been exercised.  Under the terms of the convertible Series F Preferred Stock, a selling shareholder may not convert the Series F Preferred Stock to the extent such conversion would cause such selling shareholder, together with its affiliates, to beneficially own a number of common shares which would exceed 9.99% of our then outstanding common shares following such conversion, subject to the exclusions recited in the previous sentence.

Each of the selling shareholders also acquired securities from Advanced Battery Technologies in connection with a private offering that Advanced Battery Technologies completed in August 2008.  In addition to shares of common stock, the following derivative security was issued in that offering:

2008 Warrants	Common Stock Purchase Warrants, which permit the holder to purchase shares of common stock for $5.51 per share at any time prior to February 2014.

None of the selling shareholders will own 1% of more of our outstanding common stock upon completion of this offering.

	Common	Shares Issuable On Conversion	Shares Issuable	Total Shares	Total
	Shares	Of Preferred	On Exercise	Beneficially	Shares
Name	Owned	Stock(1)	of Warrants(2)	Owned(3)	Offered
Cranshire Capital, LP (4)	197,613	1,517,233	3,002,826	4,717,672	4,096,530
Hudson Bay Fund, LP (5)	--	546,203	1,214,428	1,760,631	1,474,748
Hudson Bay Overseas Fund, Ltd. (6)	--	971,029	2,211,925	3,182,954	2,621,777
Iroquois Master Fund Ltd. (7)	--	1,354,057	2,725,424	4,079,481	3,655,9521
Rodman & Renshaw, LLC (8)	--	--	472,368	472,368	219,426
________________________________

(1)	The specific classes of Preferred Stock and the common shares issuable on conversion of each class owned by the selling shareholders are:

	Shares Issuable on Conversion of Series E Preferred Stock	Shares Issuable on Conversion of Series F Preferred Stock	Total Shares Issuable on Conversion of Preferred Stock
Cranshire Capital, LP	923,483	593,750	1,517,233
Hudson Bay Fund, LP	332,453	213,750	546,203
Hudson Bay Overseas Fund, Ltd.	591,029	380,000	971,029
Iroquois Master Fund Ltd.	791,557	562,500	1,354,057

(2)	The specific warrants and the common shares issuable on exercise of each series of warrant owned by the selling shareholders are:

	Series A Warrants	Series B Warrants	Series C Warrants	2008 Warrants	Total Warrants
Cranshire Capital, LP	682,755	1,517,233	379,309	423,529	3,002,826
Hudson Bay Fund, LP	245,791	546,203	136,551	285,883	1,214,428
Hudson Bay Overseas Fund, Ltd.	436,963	971,028	242,757	561,177	2,211,925
Iroquois Master Fund Ltd.	609,325	1,354,056	338,514	423,529	2,725,424
Rodman & Renshaw, LLC	219,426	--	--	252,942	472,368

(3)	Shares identified in the table as “Common Shares Owned” and shares issuable upon exercise of the 2008 Warrants are not included among the shares offered by means of this prospectus.

(4)
Downsview Capital, Inc. is the general partner of Cranshire Capital, LP, and consequently has voting and investment control over the securities held by Cranshire Capital, LP.  Mr. Mitchell P. Kopin, President of Downsview Capital, Inc., has voting control over Downsview Capital, Inc.  As a result, each of Mr. Kopin, Downsview Capital, Inc. and Cranshire Capital, L.P. may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities owned by Cranshire Capital, LP.

(5)
Sander Gerber shares voting and investment power over these securities.   Sander Gerber disclaims beneficial ownership over the securities held by Hudson Bay Fund LP.  The selling shareholder acquired the securities offered for its own account in the ordinary course of business, and at the time it acquired the securities, it had no agreements, plans or understandings, directly or indirectly to distribute the securities.

(6)
Sander Gerber shares voting and investment power over these securities.   Sander Gerber disclaims beneficial ownership over the securities held by Hudson Bay Overseas Fund, LTD.  The selling shareholder acquired the securities offered for its own account in the ordinary course of business, and at the time it acquired the securities, it had no agreements, plans or understandings, directly or indirectly to distribute the securities.

(7)	Joshua Silverman has voting and investment control over the shares held by Iroquois Master Fund, Ltd. Mr. Silverman disclaims beneficial ownership of such securities.

(8)	David Horin has voting and investment control over the shares held by Rodman & Renshaw, LLC.

Material Relationships

Except for ownership of the shares and warrants listed above, none of the selling shareholders had any material relationship with us within the past three years, except as follows:

Rodman & Renshaw, LLC.  Rodman & Renshaw entered into a letter agreement with Advanced Battery Technologies on July 14, 2008, under which Rodman & Renshaw acted as the placement agent for the private placement of common stock and common stock purchase warrants that Advanced Battery Technologies completed in August 2008.  In consideration of its services, Advanced Battery Technologies paid to Rodman & Renshaw five percent of the cash proceeds of the offering, reimbursed Rodman & Renshaw’s out-of-pocket expenses, and issued to Rodman & Renshaw a five year warrant to purchase 252,942 common shares at $5.51 per share.

Effective May 14, 2009 Rodman & Renshaw entered into a second letter agreement with Advanced Battery Technologies, under which Rodman & Renshaw acted as the placement agent for the private placement of Series E Preferred Stock, Series F Preferred Stock and common stock purchase warrants that Advanced Battery Technologies completed in June  2009.  In consideration of its services, Advanced Battery Technologies paid to Rodman & Renshaw five percent of the cash proceeds of the offering, reimbursed Rodman & Renshaw’s out-of-pocket expenses, and issued to Rodman & Renshaw five year warrants to purchase 219,426 common shares at $4.92 per share.

PLAN OF DISTRIBUTION

Each selling shareholder of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock covered hereby on the NASDAQ Capital Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or negotiated prices.  A selling shareholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	in transactions through broker-dealers that agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling shareholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the common stock or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The selling shareholders may also sell shares of the common stock short and deliver these securities to close out their short positions or to return borrowed shares in connection with such short sales, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each selling shareholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares.  The Company has agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The selling shareholders will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder unless an exemption therefrom is available.

The selling shareholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling shareholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144 and without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect.  The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares of Common Stock covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling shareholders or any other person.  We will make copies of this prospectus available to the selling shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

There can be no assurance that any selling shareholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the common stock which the selling shareholders are selling by means of this prospectus has been passed upon by our counsel, Robert Brantl, Esq., 52 Mulligan Lane, Irvington, NY 10533.  Mr. Brantl owns 22,799 shares of our common stock.

EXPERTS

The consolidated financial statements of Advanced Battery Technologies, Inc. for the years ended December 31, 2008, 2007 and 2006 that are incorporated by reference into this prospectus and in the registration statement have been audited by Bagell, Josephs, Levine & Company, L.L.C., independent registered public accountants, to the extent and for the periods set forth in their report incorporated by reference.  The consolidated financial statements are incorporated by reference in reliance upon such report given upon the authority of Bagell, Josephs, Levine & Company, L.L.C. as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC. This prospectus does not contain all the information set forth in the registration statement.  You can find further information about us in the registration statement and the exhibits attached to the registration statement.  In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC.

You may read and copy any document that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the Public Reference Room. Our SEC filings, including the registration statement, are also available to you on the Commission's Web site at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into our registration statement on Form S-3, of which this prospectus is a part.  This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus.

We incorporate by reference into this registration statement and prospectus the documents listed below, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus (other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8–K):

•
the description of our common stock contained in our registration statement on Form 8-A/A (Amendment No. 1) filed with the SEC on February 25, 2008, including any amendments or reports filed for the purposes of updating this description;

•	our Annual Report on Form 10-K/A (Amendment No. 1) for the year ended December 31, 2008 filed with the SEC on April 24, 2009;
•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 filed with the SEC on May 11, 2009; and
•
our Current Reports on Form 8-K filed with the SEC on March 3, 2009, April 2, 2009, April 30, 2009, May 4, 2009 (as amended on July 20, 2009) , May 28, 2009, June 3, 2009, June 15, 2009 , June 23, 2009 (as amended on June 25, 2009), June 26, 2009, and July 6, 2009 .

You may obtain a copy of these filings at no cost, by writing or by telephone us at the following address or telephone number:

Advanced Battery Technologies, Inc.
15 West 39th Street, Suite 14A
New York, NY 10018
212-391-2752
Attn: Dan Chang

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced, will not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus.

Part II.     INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.               Other Expenses Of Issuance And Distributions

The following are the expenses that Advanced Battery Technologies, Inc. expects to incur in connection with the registration and distribution of the shares being registered.  All of these expenses (other than the filing fee) are estimated, and will not be certain until after the registration statement is declared effective.  Advanced Battery Technologies, Inc. will pay all of these expenses; the selling shareholders will pay none of them.

Filing fees	$2,414
Transfer Agent	500
Legal fees	10,000
Printing expenses	300
TOTAL	$13,214

Item 15.               Indemnification Of Directors And Officers

Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation to provide indemnification to a director, officer, employee or agent of the corporation, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if such party acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful as determined in accordance with the statute, and except that with respect to any action which results in a judgment against the person and in favor of the corporation the corporation may not indemnify unless a court determines that the person is fairly and reasonably entitled to the indemnification. Section 145 further provides that indemnification shall be provided if the party in question is successful on the merits.

Our certificate of incorporation provides that the corporation shall indemnify any and all persons whom it shall have power to indemnity under the General Corporation Law of the State of Delaware from and against any and all of the expenses, liabilities or other matters referred to in or covered by of the General Corporation Law of the State of Delaware, both as to action in his official capacity and as to action in another capacity while holding such officer, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Item 16.               Exhibits

4-a
Registration Rights Agreement dated June 1, 2009 among Advanced Battery Technologies, Inc. and the selling shareholders - filed as an Exhibit to the Current Report on Form 8-K dated June 1, 2009 and filed on June 3, 2009 and incorporated herein by reference.

4-b
Registration Rights Agreement dated June 12, 2009 among Advanced Battery Technologies, Inc. and the selling shareholders - filed as an Exhibit to the Current Report on Form 8-K dated June 17, 2009 and filed on June 23, 2009 and incorporated herein by reference.

4-c
Certificate of Designation of Series E 0% Convertible Preferred Stock - filed as an Exhibit to the Current Report on Form 8-K dated June 1, 2009 and filed on June 3, 2009 and incorporated herein by reference.

4-d
Certificate of Designation of Series F 0% Convertible Preferred Stock - filed as an Exhibit to the Current Report on Form 8-K dated June 17, 2009 and filed on June 23, 2009 and incorporated herein by reference.

4-d(1)
Certificate of Amendment of Certificate of Designation of Series F 0% Convertible Preferred Stock - filed as an Exhibit to the Current Report on Form 8-K/A dated June 17, 2009 and filed on June 25, 2009 and incorporated herein by reference.

4-e	Form of Series A Common Stock Purchase Warrant - filed as an Exhibit to the Current Report on Form 8-K dated June 1, 2009 and filed on June 3, 2009 and incorporated herein by reference.
4-f
Form of Series B Common Stock Purchase Warrant issued on June 1, 2009 - filed as an Exhibit to the Current Report on Form 8-K dated June 1, 2009 and filed on June 3, 2009 and incorporated herein by reference.

4-g
Form of Series B Common Stock Purchase Warrant issued on June 17, 2009 - filed as an Exhibit to the Current Report on Form 8-K dated June 17, 2009 and filed on June 23, 2009 and incorporated herein by reference.

4-h	Form of Series C Common Stock Purchase Warrant - filed as an Exhibit to the Current Report on Form 8-K dated June 1, 2009 and filed on June 3, 2009 and incorporated herein by reference.
5	Opinion of Robert Brantl, Esq.
23-a.	Consent of Bagell, Josephs, Levine & Company, LLC (re: Advanced Battery Technologies, Inc.)
23-b.	Consent of Bagell, Joseph, Levine and Company, LLC (re: Wuxi Angell Autocycle Co., Ltd.)
23- c .	Consent of Robert Brantl, Esq. is contained in his opinion.
24	Power of Attorney – previously filed .

Item 17.               Undertakings

A.           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, post-effective amendments to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.            The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of New York and the State of New York on the 22nd day of July , 2009.

ADVANCED BATTERY TECHNOLOGIES, INC.

By:	/s/ Zhiguo Fu
Zhiguo Fu. Chairman

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on July 22 , 2009.

/s/ Zhiguo Fu
Zhiguo Fu, Director,
Chief Executive Officer

/s/ Guohua Wan
Guohua Wan,
Chief Financial and Chief
Accounting Officer, Director

/s/ Guopeng Gao *
Guopeng Gao, Director

/s/ Hongjun Si *
Hongjun Si, Director

/s/ Liqui Bai *
Liqui Bai, Director

/s/ John McFadden *
John McFadden, Director

/s/ Yulin Hao *
Yulin Hao, Director

/s/ Ning Li *
Ning Li, Director

/s/ Shaoqin Xia
Shaoqiu Xia, Director

/s/ Shiyan Yang *
Shiyan Yang, Director

Cosimo J. Patti

* By /s/ Zhiguo Fu
               Zhiguo Fu
               (Attorney-in-fact)

INDEX TO EXHIBITS

Exhibit
Number	Description of Document
4-a
Registration Rights Agreement dated June 1, 2009 among Advanced Battery Technologies, Inc. and the selling shareholders - filed as an Exhibit to the Current Report on Form 8-K dated June 1, 2009 and filed on June 3, 2009 and incorporated herein by reference.

4-b
Registration Rights Agreement dated June 12, 2009 among Advanced Battery Technologies, Inc. and the selling shareholders - filed as an Exhibit to the Current Report on Form 8-K dated June 17, 2009 and filed on June 23, 2009 and incorporated herein by reference.

4-c
Certificate of Designation of Series E 0% Convertible Preferred Stock - filed as an Exhibit to the Current Report on Form 8-K dated June 1, 2009 and filed on June 3, 2009 and incorporated herein by reference.

4-d
Certificate of Designation of Series F 0% Convertible Preferred Stock - filed as an Exhibit to the Current Report on Form 8-K dated June 17, 2009 and filed on June 23, 2009 and incorporated herein by reference.

4-d(1)
Certificate of Amendment of Certificate of Designation of Series F 0% Convertible Preferred Stock - filed as an Exhibit to the Current Report on Form 8-K/A dated June 17, 2009 and filed on June 25, 2009 and incorporated herein by reference.

4-e	Form of Series A Common Stock Purchase Warrant - filed as an Exhibit to the Current Report on Form 8-K dated June 1, 2009 and filed on June 3, 2009 and incorporated herein by reference.
4-f
Form of Series B Common Stock Purchase Warrant issued on June 1, 2009 - filed as an Exhibit to the Current Report on Form 8-K dated June 1, 2009 and filed on June 3, 2009 and incorporated herein by reference.

4-g
Form of Series B Common Stock Purchase Warrant issued on June 17, 2009 - filed as an Exhibit to the Current Report on Form 8-K dated June 17, 2009 and filed on June 23, 2009 and incorporated herein by reference.

4-h	Form of Series C Common Stock Purchase Warrant - filed as an Exhibit to the Current Report on Form 8-K dated June 1, 2009 and filed on June 3, 2009 and incorporated herein by reference.
5	Opinion of Robert Brantl, Esq.
23-a.	Consent of Bagell, Josephs, Levine & Company, LLC (re: Advanced Battery Technologies, Inc.)
23-b.	Consent of Bagell, Josephs, Levine & Company, LLC (re: Wuxi Angell Autocycle Co., Ltd.)
23- c.	Consent of Robert Brantl, Esq. is contained in his opinion.
24	Power of Attorney – previously filed .